EXHIBIT (10.1)

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                   SECOND AMENDMENT AGREEMENT


     Second Amendment Agreement, effective as of the 12th day of May, 1995, by and among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), the banks and other financial institutions listed on Schedule I attached hereto and made a part hereof (hereinafter sometimes collectively called the "Banks" and individually "Bank") and SOCIETY NATIONAL BANK, a national banking association organized under the laws of the United States of America, as successor agent for the Banks under the Credit Agreement, as hereinafter defined (in such capacity, the "Agent").

     WHEREAS, the Company, the Agent and the Banks are parties to a certain credit agreement dated as of February 25, 1994, which provides, among other things, for a revolving credit aggregating Thirty Million Dollars until March 1, 1997, all upon certain terms and conditions (the "Credit Agreement");

     WHEREAS, the Company, the Agent and the Banks desire to amend the Credit Agreement by temporarily decreasing the amount of the revolving credit and by making various other amendments thereto;

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement, unless otherwise defined herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, the Company, the Agent and the Banks agree as follows:

     1. The "Aggregate Outstanding Extensions of Credit" definition on page 1 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Aggregate Outstanding Extensions of Credit": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Working Capital Loans made by such Bank then outstanding, and (b) the product of such Bank's L/C Commitment Percentage times the L/C Obligations then outstanding.

     2. The "Available Revolving Credit Commitment" definition on page 2 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Available Revolving Credit Commitment": as to any Bank at any time, an amount equal to the excess, if any, of (a) the amount of such Bank's Revolving Credit Commitment over (b) such Bank's Aggregate Outstanding Extensions of Credit.

     3.   The "Business Day" definition on page 2 of the Credit
Agreement is hereby amended to delete the words "Hartford,

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Connecticut" and insert in place thereof the words "Cleveland,
Ohio".

     4. The "Capital Expenditures" definition on page 2 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Capital Expenditures": the amount as determined in accordance with GAAP.

     5. The "Change in Control" definition on page 3 of the Credit Agreement is hereby amended to add a new subpart (vi) as follows:

     or (vi) the senior management of the Company shall cease to be comprised of at least two of the following officers: Gregory Landry, Mitchell Kupperman, Robert
     Stein.

     6.   The "Collateral" definition on page 3 of the Credit
Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Collateral": the collective reference to the Collateral, as such term is defined in each of the Company Security Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Company Security Agreement Regarding Inventory and Other Collateral (executed and delivered by the Company to the Agent as of May 12, 1995) and each Security Agreement of Subsidiary Guarantor Regarding Inventory and Other Collateral (executed and delivered by the Subsidiaries to the Agent as of May 12, 1995), as such documents may from time to time be amended, modified or supplemented.

     7. The "Commitment Percentage" definition on page 4 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Commitment Percentage": as to any Bank at any time, such Bank's percentage of the relevant commitment as set forth on Schedule I of this Agreement, provided that when such term is used in the "Required Banks" definition, such term shall refer to such Bank's percentage of the Revolving Credit Commitment.

     8.   The "Commitments" definition on page 4 of the Credit
Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

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          "Commitments": the Revolving Credit Commitments or
     the collective reference to the Working Capital Loan
     Commitments and the L/C Commitments.

     9. The "Consolidated EBIRT" definition on page 4 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Consolidated EBIRT": for any period, Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes for such period, (b) Consolidated Interest Expense for such period,
     (c) Consolidated Rent Expense for such period and (d) extraordinary or unusual gains or losses, gains or losses from discontinuance of operations, gains or losses arising from the sale or disposition by the Company or any Subsidiary of any asset (including, without limitation, the issuance of any debt or equity securities, but excluding the sale or disposition of any Franchise Asset or any inventory of the Company or any Subsidiary) and other non-recurring gains or losses during such period.

     10. The "Consolidated EBITDA" definition on page 4 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Consolidated EBITDA": for any period,
     Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes,
     (b) Consolidated Interest Expense, (c) depreciation expense, (d) the expense associated with amortization of intangible and other assets, and (e) extraordinary or unusual gains or losses, gains or losses from discontinuance of operations, gains or losses arising from the sale or disposition by the Company or any Subsidiary of any asset (including, without limitation, the issuance of any debt or equity securities, but excluding the sale or disposition of any Franchise Asset or any inventory of the Company or any Subsidiary) and other non-recurring gains or losses during such period.

     11.  The "Consolidated Interest Expense" definition on page
4 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Consolidated Interest Expense": for any period, interest expense of the Company and its Subsidiaries

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     for such period, determined on a consolidated basis in
     accordance with GAAP, excluding any non-recurring interest.

     12. The "Consolidated Net Income" definition on page 4 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP.

     13.  The "Extension" definition on page 6 of the Credit
Agreement is hereby amended to delete the reference to "subsection 2.15" and insert in place thereof the reference to "subsection 2.12".

     14.  The "L/C Commitment" definition on page 8 of the Credit
Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "L/C Commitment": as to any Bank, the obligation of such Bank to participate in the issuance of Letters of Credit hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in the L/C Commitment Amount column on Schedule I of this Agreement.

     15. The "Letter of Credit Rate" definition on page 8 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Letter of Credit Rate": for each Letter of Credit, at any time, a rate per annum equal to 2-1/2 %.

     16.  The "Minimum Consolidated Net Worth" definition on page
9 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Minimum Consolidated Net Worth": commencing at FYED 1995, a Consolidated Net Worth equal to the current minimum amount required, which current minimum amount required shall be $21,633,000 from FYED 1995 through the end of the first FQED of FYED 1996, with such current minimum amount required to be increased by the Increase Amount on the first day of the second FQED of FYED 1996 and by an additional increase amount on the first day of each successive FQED thereafter.
     As used herein, "Increase Amount" shall mean an amount

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     equal to fifty percent (50%) of positive Consolidated Net
     Income for the previous fiscal quarter.

     17.  The "Notes" definition on page 10 of the Credit
Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Notes": the collective reference to the Working
     Capital Loan Notes.

     18. The "Permitted Holders" definition on page 10 of the Credit Agreement is hereby deleted in its entirety with the following inserted in place thereof:

          "Permitted Holders": the collective reference to any of Charles Nirenberg, Gregory Landry, Mitchell
     Kupperman or  Robert Stein, and their respective
     Related Parties.

     19.  The "Prime Rate" definition on page 11 of the Credit
Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Prime Rate": the interest rate established from time to time by the Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest rate charged by the Agent for commercial or other extensions of credit. Any change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

     20. The "Reimbursing Bank" definition on page 11 of the Credit Agreement is hereby amended to delete the reference to "subsection 2.14(a)" and insert in place thereof the reference to "subsection 2.11(a)".

     21. The "Revolving Credit Commitment" definition on page 12 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Revolving Credit Commitment": the collective reference to the Working Capital Loan Commitments and the L/C Commitments.

     22. The "Revolving Credit Note" definition on page 12 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Working Capital Loan Note": as defined in subsection 2.5.

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     23.  The "Security Documents" definition on page 12 of the
Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Security Documents": the Pledge Agreements, the Company Security Agreement, the Company Security Agreement Regarding Inventory and Other Collateral (executed and delivered by the Company to the Agent as of May 12, 1995) and each Security Agreement of Subsidiary Guarantor Regarding Inventory and Other Collateral (executed and delivered by the Subsidiaries to the Agent as of May 12, 1995), as such documents may from time to time be amended, modified or supplemented.

     24. The "Termination Date" definition on page 13 of the Credit Agreement is hereby deleted in its entirety with the following to be inserted in place thereof:

          "Termination Date": May 31, 1996, or such later date to which the Termination Date may be extended in accordance with subsection 2.12.

     25.  The following new definitions are added to Subsection
1.1 of the Credit Agreement:

          "Available L/C Commitment": as to any Bank at any time, an amount equal to the excess, if any, of (a) the amount of such Bank's L/C Commitment over (b) the product of such Bank's L/C Commitment Percentage times the L/C Obligations then outstanding.

          "Available Working Capital Loan Commitment": as to any Bank at any time, an amount equal to the excess, if any, of (a) the amount of such Bank's Working Capital Loan Commitment over (b) the aggregate principal amount of all Working Capital Loans made by such Bank then outstanding.

          "Compliance Certificate": a certificate of a Responsible Officer which shall certify that, to the best of such Officer's knowledge, each of the Company and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

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          "Consolidated EBIDA": for any period, Consolidated
     Net Income for such period plus the aggregate amounts deducted (in the cases of (d) and (e) below, whether or not so deducted) in determining such Consolidated Net Income in respect of (a) Consolidated Interest Expense,
     (b) depreciation expense, (c) the expense associated with amortization of intangible and other assets, (d) the proceeds from either the sale of assets or a Sale/Leaseback Transaction, as defined in subsection 7.12, (e) the net cash proceeds from the issuance of any equity security, and (f) that portion of the provision for income taxes, determined in accordance with GAAP, that has not been paid or received.

          "L/C Commitment Percentage": as to any Bank at any time, the percentage set forth opposite such Bank's name in the L/C Commitment Percentage column on
     Schedule I of this Agreement.

          "Revolving Credit Commitment": as to any Bank, the obligation of such Bank to extend credit to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in the Revolving Credit Commitment Amount column on Schedule I of this Agreement.

          "Working Capital Loan Commitment": as to any Bank, the obligation of such Bank to make Working Capital Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in the Working Capital Loan Commitment Amount column on
     Schedule 1 of this Agreement.

          "Working Capital Loan Commitment Percentage": as to any Bank at any time, the percentage set forth opposite such Bank's name in the Working Capital Loan
     Commitment Percentage column on Schedule 1 of this Agreement.

          "Working Capital Loans": Any loans, advances or other disbursements by the Agent, or any or all of the Banks to or for the account of the Company under the Working Capital Loan Commitments or, in the discretion of the Agent, in respect of any amounts due and not paid by the Company in accordance with subsection 10.5.

     26. The following definitions are deleted in their entirety from Subsection 1.1 of the Credit Agreement: "Clean-Down Period",
"LIBOR Base Rate", "LIBOR Interest Period", "LIBOR Reserve
Requirements", "LIBOR Loans", "LIBOR Rate", "Tranche", and
"Type".

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     27.  Section 2. of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof, and provided that no Default or Event of Default shall have occurred and be continuing, each Bank severally agrees to make Working Capital Loans to the Company and to participate in the issuance of Letters of Credit, from time to time on or after the date each of the conditions precedent set forth in subsection 5.1 has been satisfied or waived by the Required Banks (the "Initial Funding Date") and continuing throughout the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Available Revolving Credit Commitment.

          2.2 Working Capital Loan Commitments. Subject to the terms and conditions hereof, and provided that no Default or Event of Default shall have occurred and be continuing, each Bank severally agrees to make Working Capital Loans to the Company, from time to time after the Initial Funding Date and continuing throughout the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Available Working Capital Loan Commitment. From and after the Initial Funding Date and continuing throughout the Commitment Period, the Company may use the Working Capital Loan Commitments by borrowing, prepaying the Working Capital Loans in whole or in part, and reborrowing in accordance with the terms and conditions hereof.

          2.3  Interest Rate and Payment Dates.

          (a) Each Working Capital Loan shall bear interest for so long as it is outstanding and unpaid at a rate per annum equal to the Prime Rate from time to time in effect.

          (b) If all or a portion of the principal amount of any Loan, any interest payable thereon, any Reimbursement Obligation or any fee required to be paid under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the "Default Rate") which is equal to 3% in excess of the Prime Rate, from time to time in effect, from the date of such non-payment until such

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     amount is paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing at the Default Rate pursuant to subsection 2.3(b) shall be payable on demand.

          (d) In the event that the total amount of any payment of principal or interest or amounts due in respect of any Reimbursement Obligation or of any fee required to be paid under this Agreement is not received by the Agent or the Issuing Bank, as the case may be, within ten (10) days following the due date of such payment, the Company shall, in addition to and together with such payment, pay to Agent or Issuing
     Bank, as the case may be, a late charge equal to five percent (5%) of the total amount of such payment or amount due.

          2.4 Procedure for Borrowing. The Company may borrow under the Working Capital Loan Commitments on or after the Initial Funding Date during the Commitment Period on any Business Day by giving the Agent irrevocable notice (which notice must be received by the Agent prior to 1:00 P.M., Eastern time, on the requested Borrowing Date), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing under the Working Capital Loan Commitments shall be in an amount equal to $100,000 or a whole multiple thereof (or, if the then Available Working Capital Loan Commitments are less than $100,000, such lesser amount). With each request for a borrowing hereunder, the Company shall deliver a Compliance Certificate to the Agent. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share (based on its Commitment Percentage) of each borrowing available to the Agent for the account of the Company at the office of the Agent specified in subsection 10.2 prior to 2:00 P.M., Eastern time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent by crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          2.5  Working Capital Loan Notes.  The Working
     Capital Loans made by each Bank shall be evidenced by a promissory note of the Company, substantially in the

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     form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Bank and in a principal amount equal to the amount of the Working Capital Loan Commitment of such Bank. Each Bank is hereby authorized to record the date and amount of each Working Capital Loan made by such Bank, and the date and amount of each payment or prepayment of principal thereof on the Working Capital Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Working Capital Loan Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with subsection 2.3.

          2.6 Fees. The Company agrees to pay to the Agent for the account of each Bank a commitment fee for the period from and including the date hereof to the termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. In addition, the Company shall pay such other fees as may from time to time be agreed to by the Company and the Agent or by the Company and any Bank, as the case may be.

          2.7  Termination or Reduction of Commitments.

          (a) The Company shall have the right, upon not less than three Business Days notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Working Capital Loans made on the effective date thereof, the aggregate principal amount of the Working
     Capital Loans then outstanding, when added to such Bank's Commitment Percentage of the L/C Obligations, would exceed the Commitments then in effect. Any such reduction shall be in an amount not less than $250,000 and shall reduce permanently the Commitments then in effect.

          (b) Simultaneously with any required prepayment of the Working Capital Loans pursuant to subsection

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     2.9(a) or (b), the Commitments shall automatically be
     reduced by an amount equal to the amount of such required prepayment. Simultaneously with the occurrence of any event requiring prepayment pursuant to subsection 2.9(c), the Commitments shall automatically terminate.

          2.8 Optional Prepayments. The Company may at any time and from time to time, prepay the Working Capital Loans, in whole or in part, without premium or penalty, upon irrevocable notice (which notice must be received by 1:00 P.M., Eastern time, on or before the proposed date of prepayment) to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly give notice thereof to each Bank. If any such notice is given by the Company, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Working Capital Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.9  Mandatory Payments; Cash Collateralization.

          (a) Immediately upon the occurrence of any public issuance or private placement of any debt securities of the Company or any Subsidiary (other than Indebtedness incurred pursuant to subsection 7.2(d) and other than renewals or refinancings of the indebtedness evidenced by the Senior Subordinated Notes or of Indebtedness evidenced by debt securities issued and outstanding as of the date hereof so long as the outstanding principal amount of such Indebtedness is not increased by such renewal or refinancing) the Company shall make or cause to be made a prepayment on the Working Capital Loans equal to 100% of the Net Cash Proceeds received therefor.

          (b) If, at any time or from time to time, the Company makes an "Asset Disposition" (as defined in the Senior Subordinated Indenture), the Company shall, within 210 days from the date of such Asset Disposition (or such longer period permitted under the Senior Subordinated Indenture), apply all of the Net Cash Proceeds from such Asset Disposition to either or both (in the sole discretion of the Company) of (i) the prepayment of the Loans or (ii) an investment in "fixed assets" (as defined under GAAP) in the same or substantially similar line of business as defined in the Indenture as the assets that were the subject of such Asset Disposition, provided that, notwithstanding the foregoing, (A) up to $1,000,000 of the Net Cash Proceeds received in any fiscal year from any such Asset Dispositions shall not be subject to this subsection 2.9(b) and (B) no application of the Net

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     Cash Proceeds resulting from any such Asset Dispositions
     shall be subject to this paragraph until the aggregate amount of such Net Cash Proceeds received after the date hereof (above the aforesaid $1,000,000) equals or exceeds $5,000,000. Without limiting the generality of the foregoing, no repayments by the Company of outstanding Working Capital Loans shall be considered mandatory prepayments under this subsection unless and until the Company shall have designated such repayments as such.

          (c) Amounts prepaid on account of Working Capital Loans pursuant to this subsection 2.9 shall be allocated to the outstanding principal amount of the Working Capital Loans, together with a corresponding permanent reduction of the Working Capital Loan Commitments; provided that, if the amount of such prepayment (the "Prepayment Amount") exceeds the then outstanding Working Capital Loans or is made at a time when no Working Capital Loans are outstanding, then the Company shall deposit such Prepayment Amount as collateral for the then outstanding L/C Obligations in a cash collateral account maintained by the Agent pursuant to its customary documentation for such purposes, which deposit shall be made on the payment date specified in the notice of prepayment.

          2.10 Computation of Interest and Fees. Interest on the Loans, Letter of Credit commissions and commitment fees shall each be calculated on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall notify the Company and the Banks as soon as practicable of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

          2.11  Pro Rata Treatment and Payments.

          (a) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the borrowing on such date

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     available to the Agent, the Agent may assume that such Bank
     (a "Reimbursing Bank") has made such amount available to the Agent on such Borrowing Date, and the Agent or any Bank may (but shall not be obligated), in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, the Reimbursing Bank shall pay to the Agent on demand an amount equal to the product of
     (i) the daily average Federal Funds Effective Rate during such period a quoted by the Agent, times (ii) the amount of such Reimbursing Bank's Commitment Percentage of such borrowing, times (iii) a fraction (A) the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Reimbursing Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and (B) the denominator of which is 360. A certificate of the Agent submitted to any Reimbursing Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If a Reimbursing Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Reimbursing Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum applicable to Working Capital Loans hereunder, on demand, from such Reimbursing Bank or the Company in such order and manner as Agent may determine in its discretion.

          (b) Each borrowing of Working Capital Loans by the Company from the Banks hereunder shall be made by the Banks pro rata in accordance with the respective
     Working Capital Loan Commitment Percentage of such
     Banks. Each payment by the Company on account of the principal of and interest on the Working Capital Loans, any commitment fee hereunder and any reduction of the Commitments of the Banks shall be payable to the Banks pro rata in accordance with the respective Commitment Percentages of the Banks; provided that in the event the Agent or any Bank pursuant to subsection 2.11(a) makes available to the Company a Reimbursing Bank's Commitment Percentage of a requested borrowing, the Agent or such Bank providing such funding shall be entitled to receive all payments that would otherwise be payable to such Reimbursing Bank until such time as the Agent or such Bank, as the case may be, shall have received an amount equal to the amount so funded on behalf of such Reimbursing Bank, together with interest thereon as provided in subsection 2.11(a). All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., Eastern time, on the due date thereof to the Agent, for the account of the Banks, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          2.12 Extension of Termination Date. By the date which is 60 days prior to the initial Termination Date (and, if the initial Termination Date has been extended pursuant to this subsection, by the date which is one year and 60 days prior to the Termination Date as so extended by the first Extension), the Company may notify the Agent of its desire to extend the Termination Date, each such Extension consisting of one additional year (each, an "Extension"), and its request that the Banks approve such Extension, whereupon the Agent shall promptly notify the Banks of such request. The Agent shall notify the Company of the decision of the Banks (to be made in the Banks' sole discretion) with respect thereto not later than 30 days after the Agent's receipt of the request for such Extension. If all of the Banks agree to the requested Extension, the Termination Date shall be so extended.

          2.13 Clean-Down of Working Capital Loans. For a period of at least five consecutive Business Days of each calendar month, the aggregate principal amount of Working Capital Loans outstanding shall be reduced to zero. In addition, after each Borrowing Period, the aggregate principal amount of Working Capital Loans outstanding shall be reduced to zero for at least two consecutive Business Days. As used herein, "Borrowing Period" shall mean a period of one or more days, not to exceed five consecutive Business Days, on which the Company requests a Working Capital Loan.

          2.14 Requirements of Law. If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether having the force of law or not) from any

     Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Agent) of a written request therefore, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          2.15 Taxes.

          (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that the Company shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

             (i) deliver to the Company and the Agent (A) two duly completed copies of United States Internal
     Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

             (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

             (iii)  obtain such extensions of time for
     filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

     28. Subsection 3.1 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          3.1  L/C Commitment.

          (a) Prior to the date hereof, the Issuing Bank issued various letters of credit on behalf of the Company. Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 3.5(a), agrees to issue standby letters of credit for the account of the Company and its Designated Subsidiaries on any Business Day on or after the Initial Funding Date until the date which is five Business Days prior to the end of the Commitment Period in such form as may be approved from time to time by the Issuing Bank (all such letters of credit outstanding on the date hereof and all letters of credit to be issued hereunder, together with all extensions, renewals and replacements thereof, are herein collectively referred to as the "Letters of Credit"); provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if at the time of such issuance a Default exists or an Event of Default has occurred and is continuing or if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) expire no later than the Termination Date and (iii) expire no later than a date one year after its issuance. Each Letter of Credit (except for previously issued Letters of Credit) shall be issued as credit support for (x) insurance and vendor financial obligations, (y) performance bonds issued on behalf of the Company or any Designated Subsidiary in its ordinary course of business or (z) other similar financial support for obligations of the Company.

     29. Subsection 3.2 of the Credit Agreement is hereby amended to add the following sentence between the first and second sentences:

     With each request for the issuance of a Letter of

     Credit hereunder, the Company shall deliver a Compliance
     Certificate to the Issuing Bank.

     30. Paragraph (a) of Subsection 3.3 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          (a) The Company shall pay to the Agent a letter of credit facility fee (the "L/C Fee"), upon issuance of a Letter of Credit, in an amount equal to the product of (i) the face amount of such Letter of Credit, times (ii) the applicable Letter of Credit Rate, times (iii) the term of such Letter of Credit, expressed as a fraction equal to the number of days of such term divided by three hundred sixty (360). In the event any Letter of Credit is terminated or the available credit thereunder is permanently reduced prior to the stated expiry date thereof, the Company shall be entitled to a rebate of that portion of the L/C Fee paid with respect to such Letter of Credit which is allocable pro rata to the portion of the Letter of Credit that has been terminated or reduced, as the case may be, as determined by the Issuing Bank. Each L/C Fee payable under this subsection 3.3 shall be shared ratably among the Banks in accordance with their respective L/C Commitment Percentages.

     31. Subsection 3.4 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          3.4 Reimbursement Obligation of the Company. The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the Default Rate, as defined in subsection 2.3.

     32. Subsection 4.8 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          4.8 Ownership of Property; Liens. (a) Each of the Company and each Designated Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property except for any defect (other than with respect to the Collateral) in title thereto or leasehold interest therein which would not in the aggregate have a Material Adverse Effect;
     (b) none of the property (other than Collateral) owned or leased by the Company or any Designated Subsidiary is subject to any Lien except as permitted by subsection 7.3 or which, in the aggregate, would not have a Material Adverse Effect; and (c) none of the Collateral is subject to any Lien except as permitted by subsection 7.3 or any Lien granted in favor of the Agent.

     33.  The last sentence of Subsection 5.1 of the Credit
Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

     Each borrowing by and Letter of Credit issued on behalf of the Company or any of its Designated Subsidiaries hereunder shall constitute a representation and warranty by the Company as of the date of such Loan or Letter of Credit that the conditions contained in this subsection 5.2 have been satisfied.

     34. Paragraph (b) of Subsection 6.2 of the Credit Agreement is hereby amended to delete the reference to "subsection 2.11" and insert in place thereof the reference to "subsection 2.9".

     35. Subsection 6.9 is hereby amended to add the following at the end thereof:

     Furthermore, upon the request of the Required Banks, the Company shall deliver to the Agent for the benefit of the Banks, the guarantee of any Subsidiary whose guarantee is so requested, other than Financial
     Opportunities, Inc. Such guarantee shall be in the form and substance of the Subsidiary Guarantee, as it may be from time to time amended.

     36. The introduction to and paragraph (a) of Subsection 7.1 of the Credit Agreement are hereby deleted in its entirety with the following being inserted in place thereof:

          7.1  Financial Condition Covenants.  Effective at
     FYED 1995 and thereafter,

          (a) EBIRT to Interest and Rent. For any period of four consecutive fiscal quarters ending on any FQED, permit the ratio of (i) Consolidated EBIRT for the applicable period to (ii) the sum of Consolidated Interest Expense and Consolidated Rent Expense for such period to be less than (a) .86 to 1.00 at FYED 1995, (b) .87 to 1.00 at first FQED 1996, (c) 1.00 to 1.00 at second FQED 1996, (d)
     1.10 to 1.00 at third FQED 1996, and (e) 1.10 to 1.00 at
     each FQED thereafter.

     37. Paragraph (b) of Subsection 7.1 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          (b) EBIDA to Interest, Capital Expenditures and Current Maturities. Commencing at the first FQED 1996, permit the ratio of (i) Consolidated EBIDA for the applicable period to (ii) the sum, for the Company and its Subsidiaries, for such period, of (a) Consolidated Interest Expense, (b) Capital Expenditures and (c) current maturities of long-term debt, to be less than
     1.00 to 1.00 during any fiscal quarter, based upon the Company's financial statements for the fiscal year to date period at the end of such quarter; provided that, for fiscal quarters subsequent to FYED 1996, such ratio shall be tested based upon a period of four consecutive fiscal quarters ending on any FQED.

     38. Paragraph (c) of Subsection 7.1 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          (c)  Consolidated Indebtedness to Consolidated
     EBITDA. For any period of four consecutive fiscal quarters ending on any FQED to occur during any "Test
     Period" set forth below, permit the ratio of (i)
     Consolidated Indebtedness at the end of such period to
     (ii) Consolidated EBITDA for such period to be more than the ratio set forth opposite such period below:

               Test Period              Ratio

          At FYED 1995 through          4.75 to 1.00
          First FQED 1996

          First day of Second FQED      4.00 to 1.00
          1996 through the Fourth
          Fiscal Quarter of FYED 1996

          First day of First FQED 1997 3.75 to 1.00 and during each Fiscal Quarter thereafter

     39. Paragraph (g) of Subsection 7.1 of the Credit Agreement is hereby amended to add a new subpart (v) before the semi-colon before the last word of such paragraph:

     and (v) there shall be no Liens on any of the following types of collateral, as those terms are defined in Chapter 1309 of the Ohio Revised Code: inventory, accounts or general intangibles (except Liens on general intangibles that result from the granting of a mortgage, equipment lease financing or other equipment financing arrangement); and

     40.  Subpart (i) of paragraph (c) of Subsection 7.5 of the
Credit Agreement is hereby deleted in its entirety, with the following to be inserted in place thereof:

          (i) may be merged or consolidated with or into any other Subsidiary (provided that if it is merged or consolidated with a Designated Subsidiary, the continuing or surviving entity must be the Designated
     Subsidiary)

     41. Paragraph (c) of Subsection 7.6 of the Credit Agreement is hereby amended to delete the reference to "subsection 2.11(b)" and insert in place thereof the reference to "subsection 2.9(b)".

     42. Subsection 7.7 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          7.7 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (other than (i) dividends payable solely in common stock of a Subsidiary so long as any such common stock dividend is pledged by the stockholder pursuant to the Pledge Agreement to which such stockholder is a party, (ii) dividends payable solely to the Company or a Subsidiary which has executed and delivered to the Agent a Subsidiary Guarantee, or (iii) dividends payable solely in the common stock of the Company to stockholders of the Company).

     43. Subsection 7.8 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          7.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures more than an aggregate amount equal to $22,850,000, in the aggregate for the Company and its Subsidiaries, during any fiscal year of the Company.

     44. Subsection 7.12 of the Credit Agreement is hereby amended to delete the references to "subsection 2.11" and insert in place thereof references to "subsection 2.9".

     45. Subsection 7.13 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

          7.13 Corporate Documents/Corporate Names/Location of Assets. (a) Amend its Certificate of Incorporation (except to increase the number of authorized shares of common stock); or, (b) do any of the following, unless, in each case, it shall provide the Agent with at least 30 days prior written notice of such action: (i) change its corporate name; (ii) change the location of its inventory or equipment; (iii) change the location of the office where its maintains its records pertaining to its accounts; (iv) change the location of its existing places of business or open any new places of business; or (v) change the location of its chief executive office; provided, however, that anything herein to the contrary notwithstanding, (A) in the alternative, with respect to store openings and closings, the Company may satisfy the requirement of this subsection with respect to such stores, by submitting to the Agent, on a monthly basis, a list of all stores opened and closed, and (B) with respect to moving inventory from store to store, no notice need be provided pursuant to this subsection so long as the

     Company, or a Subsidiary, as the case may be, has executed and delivered to the Agent a UCC financing statement appropriate for filing to perfect the Agent's security interest in the inventory in its new location. As used herein, "inventory", "equipment" and "accounts" have the respective meanings ascribed to them in Chapter 1309 of the Ohio Revised Code.

     46. Subsection 10.2 of the Credit Agreement is hereby amended to (i) delete the name, address and telecopy number of the Agent and insert in place thereof the following: Society National Bank, 127 Public Square, Cleveland, Ohio 44114,
Attention: David A. Haverback, Vice President, Telecopy:
(216)689-4981; and (ii) delete the reference to "subsections 2.4, 2.5, 2.9, 2.14 and 2.15" and insert in place thereof the reference to "subsections 2.4, 2.7, 2.11 and 2.12" .

     47. Subsection 10.6 of the Credit Agreement is hereby amended to delete the words "Revolving Credit Note" wherever they appear and to insert in place thereof the words "Working Capital
Loan Note".

     48.  Paragraph (b) of Subsection 10.6 of the Credit
Agreement is hereby amended to delete the reference to "subsections 2.16, 2.17, 2.18 and 2.19" and insert in place thereof the reference to "subsections 2.13, 2.14 and 2.15".

     49.  Paragraph (a) of Subsection 10.7 of the Credit
Agreement is hereby amended to delete the reference to "subsection 2.14(b)" and insert in place thereof the reference to "subsection 2.11".

     50.  Subsections 10.11, 10.12, 10.13, 10.14 and 10.15 of the
Credit Agreement are hereby deleted in their entirety, with the following to be inserted in place thereof:

          10.11     Governing Law.  This Agreement and the
     Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws of the state of Ohio.

          10.12     Submission To Jurisdiction; Waivers.  The
     Company hereby irrevocably and unconditionally:

               (a)  submits for itself and its property in
     any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of

     Ohio, the courts of the United States of America for the Northern District of Ohio, and appellate courts from any thereof;

               (b)  consents that any such action or
     proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c)  agrees that service of process in any
     such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection
     10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

               (d)  agrees that nothing herein shall affect
     the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e)  waives, to the maximum extent not
     prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.13     Acknowledgements.  The Company hereby
     acknowledges that:

               (a)  it has been advised by counsel in the
     negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

               (b)  neither the Agent nor any Bank has any
     fiduciary relationship to the Company, and the relationship between Agent and Banks, on one hand, and Company, on the other hand, is solely that of debtor and creditor; and

               (c)  no joint venture exists among the Banks
     or among the Company and the Banks.

          10.14     Warrant of Attorney. The Company
     authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this note and the nonpayment thereof when due, to confess judgment against the Company in favor of the holder of this note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Company. The Company agrees that the Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Agent or the Banks.

          10.15 JURY TRIAL WAIVER. THE COMPANY, THE AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE COMPANY, THE AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE COMPANY, THE AGENT AND THE BANKS, OR ANY THEREOF.WAIVERS OF JURY TRIAL.

     51. The Company and each of the Banks hereby consent to the appointment of Society National Bank as Successor Agent.

     52. The Credit Agreement is hereby amended by deleting Schedules I, II, III, IV, V, VI, VII, VIII, IX, X, XI and XII and Exhibits A and B in their entirety and by substituting in place thereof, Amended Schedules I, II, III, IV, V, VI, VII, VIII, IX, X, XI and XII, respectively, and new Exhibits A and B in the form of Amended Schedules I, II, III, IV, V, VI, VII, VIII, IX, X, XI and XII, and Exhibits A and B, respectively, attached hereto.

     53. Concurrently with the execution of this Amendment Agreement, the Company shall execute and deliver to each Bank a Working Capital Loan Note dated May 12, 1995 and being in form and substance substantially in the form of Exhibit A attached hereto with the blanks appropriately filled. After receipt of such Working Capital Loan Note, Bank will mark the Revolving Credit Note being replaced hereby, "Replaced" and return the same to the Company.

     54. With respect to the financial condition of the Company and its Subsidiaries, the Company hereby represents and warrants to the Agent and the Banks that:

          (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at January 28, 1995 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year ended on such date, reported on, in draft form, by Arthur Andersen LLP, copies of which have heretofore been furnished by the Company to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b)  Except a set forth on Schedule II, as
     amended, neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to in subsection 4.1(a), any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the financial statements referred to in subsection 4.1(a) or in the notes thereto.

          (c)  Except as set forth on Schedule III, as
     amended, during the period from January 28, 1995 to and including May 11, 1995, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at January 28, 1995.

     55. The Company hereby further represents and warrants to the Agent and the Banks that (a) the Company has the legal power and authority to execute and deliver this Amendment Agreement;
(b) the officials executing this Amendment Agreement have been duly authorized to execute and deliver the same and bind the Company with respect to the provisions hereof; (c) the execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the organizational agreements of the Company or any law applicable to the Company or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Company; (d) the assets owned by the Designated Subsidiaries on the date of this Amendment Agreement represent, in the aggregate, at least 90% of the total assets of the Company and it Subsidiaries; (e) the revenues of the Designated Subsidiaries represent in the aggregate at least 90% of the revenues of the Company and its Subsidiaries; (f) after giving effect to the transactions contemplated hereby, no Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment Agreement or by the performance or observance of any provision hereof; (g) the Company has no claims or offsets against, or defenses or counterclaims to, any of the Company's obligations or liabilities under the Credit Agreement, as amended, or any Loan Document and the Company hereby waives and releases the Agent and the Banks from any and all such claims, offsets, defenses and counterclaims of which the Company is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto; and (h) this Amendment Agreement constitutes a valid and binding obligation of the Company in every respect, enforceable in accordance with its terms.

     56. Each reference to the Credit Agreement that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

     57. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

     58. The Company has requested, on behalf of itself and the Designated Subsidiaries, that Agent and the other Banks complete, approve and execute this Second Amendment Agreement as quickly as possible and in the shortest feasible time. Agent and Banks have agreed to this request and, accordingly, have exerted every effort to close on this Second Amendment Agreement in the shortest possible time, foregoing the careful and extensive (and therefore time-consuming) review of the documentation that is their normal practice in order to accommodate the needs of the Company and the Designated Subsidiaries. Further, this Second Amendment Agreement and the related Loan Documents have been the subject of extensive negotiations and numerous revisions at the request of all parties. Accordingly, the parties agree that any ambiguity in any of the Loan Documents shall be construed in favor of the Agent and the Banks, Further, the Company agrees that the Agent, notwithstanding that such document has already been executed by all the parties, may correct any obvious error and complete any blank in any Loan Document, and the Agent shall not be liable to the Company or any Designated Subsidiary for any such action unless in taking such action the Agent acts in bad faith or gross negligence or with a wilful disregard for the interests of the Company or such Designated Subsidiary.

     59. JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, THE COMPANY, THE AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE COMPANY, THE AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE COMPANY, THE AGENT AND THE BANKS, OR ANY THEREOF.

                              DAIRY MART CONVENIENCE STORES, INC.


                              By:/s/Gregory Wozniak
                                 Gregory Wozniak, Vice President
                                 and Corporate Counsel



                              SOCIETY NATIONAL BANK, individually
                                 and as Agent


                              By:/s/Robert A. Montgomery
                                 Robert  A. Montgomery, Senior
                                 Vice President



                              FLEET BANK, NATIONAL ASSOCIATION


                              By:/s/William Theriault
                                 William Theriault, Vice
                                 President


                                   SCHEDULE 1

                             Commitments; Addresses


                          L/C        L/C    Working CapitalWorking CapitalRevolving Credit
                       Commitment CommitmentLoan CommitmentLoan Commitment   Commitment
                       Percentage   Amount    Percentage    Amount         Amount


Society National Bank     55%     $ 8,300,000     100%  $5,000,000<F1>$13,300,000
127 Public Square
Cleveland, OH 44114

Attention: David A. Haverback
Telecopy No: 216/689-4981


Fleet Bank, National Association   45%$ 6,700,000       0%        $0  $ 6,700,000
40 Westminster Street
P.O. Box 366, Mail Stop RI-OP-TO-5A
Providence, RI 02901-0366

Attention: William Theriault
Telecopy No: 401-459-4964

TOTAL                    100%     $15,000,000     100%  $5,000,000    $20,000,000

<F1>
The amount of the Working Capital Loan Commitment portion of the Revolving Credit Commitment has been temporarily reduced to
$5,000,000 and shall be increased to $30,000,000 upon the occurrence of all of the following conditions described in (I) or the condition described in (II) and provided that the L/C Commitment shall then become, by further amendment of the Credit Agreement, a sublimit of the overall credit facility of $30,000,000: (I)(a) The Company shall have recorded a Consolidated Net Income (excluding any income from sale of capital assets and nonrecurring gains) of not less than $19,500,000 on a rolling four quarter basis at the end of any fiscal quarter, as confirmed (in the discretion of the Agent) by an audit report of the Company's independent public accountant; (b) the payment of fees satisfactory to the Agent; and (c) no Default shall exist; or (II) The Agent and the Banks otherwise agree to increase the Working Capital Loan Commitment.
